SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2014

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On March 12, 2014, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing financial results for the fourth quarter ended December 31, 2013.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: March 12, 2014	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609

ADAMS RESOURCES ANNOUNCES FOURTH QUARTER AND YEAR END 2013 EARNINGS

Houston (March 12, 2014) -- Adams Resources & Energy, Inc., (NYSE MKT-AE), announced unaudited fourth quarter 2013 net earnings of $109,000 or $.02 per common share on revenues of $968,096,000.  This compares to an unaudited fourth quarter 2012 net earnings of $7,567,000 or $1.79 per share on revenues of $871,597,000.  For the full year of 2013, net earnings totaled $21,610,000 or $5.12 per share on revenues of $3,945,969,000.  Net cash provided by operating activities totaled $43,976,000 for the year 2013.  The Company continues to have no bank debt or other forms of debenture obligations.  Cash balances at December 31, 2013 totaled $60,733,000.

A summary of operating results follows:

	Fourth Quarter
	2013	2012

Operating Earnings (Loss)
Marketing	$4,862,000	$16,265,000
Transportation	700,000	2,334,000
Oil and gas	(2,962,000)	(3,760,000)
Administrative expenses	(2,350,000)	(2,195,000)
	250,000	12,644,000
Interest income (expense), net	95,000	64,000
Income tax (expense)	(56,000)	(4,858,000)
Discontinued operations, net of tax	(180,000)	(283,000)

Net earnings (loss)	$109,000	$7,567,000

President and Chief Executive Officer F.T. “Chip” Webster commented that during the fourth quarter of 2013 the Company’s marketing operation recorded a $4.3 million pretax noncash write-down of crude oil inventory values following a decline in prices.  In addition, the Company experienced a narrowing of margins within its crude oil marketing business due to competitive pressures particularly in the South Texas and North Dakota regions.  The company also sustained a $2.2 million non-cash write-down of oil and gas property costs during the fourth quarter of 2013 due to adverse drilling results.
…………………………………………………

Cautionary Statement Regarding Forward-Looking Statements

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility, (q) demand for chemical based trucking operations, (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues	$3,945,969	$3,376,085	$968,096	$875,666

Costs, expenses and other	(3,911,419)	(3,331,949)	(967,751)	(862,958)
Income tax (provision)	(12,429)	(16,664)	(56)	(4,858)
Earnings from continuing operations	22,121	27,472	289	7,850
Earnings (loss) from discontinued
operations, net of tax	(511)	319	(180)	(283)

Net earnings	$21,610	$27,791	$109	$7,567

Earnings (loss) per common share:
From continuing operations	$5.24	$6.51	$.06	$1.86
From discontinued operations	(.12)	.08	(.04)	(.07)
Basic and diluted net earnings
per common share	$5.12	$6.59	$.02	$1.79

Dividends per common share	$.66	$.62	$.22	$.62

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	December 31,	December 31,
	2013	2012

ASSETS
Cash	$60,733	$47,239
Other current assets	290,997	277,317
Total current assets	351,730	324,556

Net property & equipment	91,865	90,712
Deposits and other assets	4,487	4,233
	$448,082	$419,501

LIABILITIES AND EQUITY
Total current liabilities	$272,169	$266,082
Deferred taxes and other liabilities	21,228	17,561
Shareholders’ equity	154,685	135,858
	$448,082	$419,501